Exhibit 4.b

                                                            Executed in 6 Parts
                                                           Counterpart No. (   )

                              NATIONAL EQUITY TRUST

                           OTC GROWTH TRUST SERIES 21

                            REFERENCE TRUST AGREEMENT

      This Reference Trust Agreement dated May 22, 2002 among Prudential Investment Management Services LLC, as Depositor, Prudential Securities Incorporated, as Portfolio Supervisor, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "National Equity Trust, Trust Indenture and Agreement" (the "Basic Agreement") dated February 2, 2000. Such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument (the "Indenture").

                                WITNESSETH THAT:

      In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                                     Part I.

                     STANDARD TERMS AND CONDITIONS OF TRUST

      Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

      A. Article I, entitled "Definitions," shall be amended as follows:

            (i) Section 1.01-Definitions shall be amended to add the following definition at the end thereof:

      "Portfolio Supervisor" of the Trust shall have the meaning assigned to it in Part II of the Reference Trust Agreement.

      B. Article III, entitled "Administration of Trust," shall be amended as follows:

            (i) The third paragraph of Section 3.05-Distribution shall be amended by deleting any reference to Depositor and replacing it with Portfolio Supervisor.

            (ii) Section 3.14-Deferred Sales Charge shall be amended to add the following sentences at the end thereof:

            "References to Deferred Sales Charge in this Trust Indenture and Agreement shall include any Creation and Development Fee indicated in the prospectus for a Trust. The Creation and Development Fee shall be payable on each date so designated and in an amount determined as specified in the prospectus for a Trust."

      C. Article VIII, entitled "Depositor," shall be amended as follows:

            (i) Section 8.07-Compensation shall be amended by deleting any reference to Depositor and replacing it with Portfolio Supervisor.

      D. Article IX, entitled "Additional Covenants; Miscellaneous Provisions," shall be amended as follows:

            (i) The first sentence of Section 9.05 - Written Notice shall be amended by deleting the language "Prudential Securities Incorporated at One Seaport Plaza, New York, New York 10292" and replacing it with "Prudential Investment Management LLC at 100 Mulberry Street, Gateway Center Three, Newark, New Jersey 07102".

                                    Part II.

                      SPECIAL TERMS AND CONDITIONS OF TRUST

      The following special terms and conditions are hereby agreed to:

      A. The Trust is denominated National Equity Trust, OTC Growth Trust Series 21.

      B. The Units of the Trust shall be subject to a deferred sales charge.

      C. The publicly traded stocks listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in Trust under this Indenture as of the date hereof.

      D. The term "Depositor" shall mean Prudential Investment Management Services LLC.

      E. The term "Portfolio Supervisor" shall mean Prudential Securities Incorporated.

      F. The aggregate number of Units referred to in Sections 2.03 and 9.01 of the Basic Agreement is 125,000 as of the date hereof.

      G. A Unit of the Trust is hereby declared initially equal to 1/125,000th of the Trust.

      H. The term "First Settlement Date" shall mean May 29, 2002.

      I. The terms "Computation Day" and "Record Date" shall be on such dates as the Sponsor shall direct.

      J. The term "Distribution Date" shall be on such dates as the Sponsor shall direct.

      K. The term "Termination Date" shall mean July 1, 2003.

      L. The Trustee's Annual Fee shall be $.90 (per 1,000 Units) for 49,999,999 and below units outstanding $.84 (per 1,000 Units) on the next 50,000,000 Units, $.78 (per 1,000 Units) on the next 100,000,000 Units, and $.66 (per 1,000 Units)
on Units in excess of 200,000,000 Units. In calculating the Trustee's annual fee, the fee applicable to the number of units outstanding shall apply to all units outstanding.

      M. The Portfolio Supervisor's portfolio supervisory service fee shall be $.25 per 1,000 Units.

               [Signatures and acknowledgments on separate pages]

The Schedule of Portfolio Securities in Part A of the prospectus included in this Registration Statement for National Equity Trust, OTC Growth Trust Series 21 is hereby incorporated by reference herein as Schedule A hereto.